                                                                    EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-23328 on Form S-8, Registration Statement No. 33-35011 on Form S-8, Registration No. 33-45144 on Form S-8, and Registration Statement No. 33-16517 on Form S-3, of our report dated January 22, 1997 on the consolidated financial statements of Southdown, Inc. and subsidiary companies appearing in this Annual Report on Form 10-K for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Houston, Texas
March 26, 1997